UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 16, 2014, Relypsa, Inc. (the “Company”) completed its public offering of 4,130,611 shares of its common stock at a price to the public of $24.50 per share, which includes the exercise in full by the underwriters of their option to purchase 538,775 shares of the Company’s common stock. The net proceeds to the Company from this offering were approximately $94 million, after deducting underwriting discounts and commissions and estimated offering expenses. A registration statement on Form S-1 relating to the shares of the Company’s common stock sold in this offering was declared effective by the U.S. Securities and Exchange Commission on April 10, 2014.

A copy of the press release announcing the completion of this offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release entitled “Relypsa, Inc. Announces Closing of Public Offering of Common Stock,” dated April 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2014	RELYPSA, INC.

	By:	/s/ Kristine M. Ball
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Relypsa, Inc. Announces Closing of Public Offering of Common Stock,” dated April 16, 2014